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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated December 8, 2000 accompanying the consolidated financial statements and schedule of Alpha Technologies Group, Inc. and subsidiaries included in the Annual Report on Form 10-K/A-1 for the year ended October 29, 2000 which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

Houston, Texas
May 24, 2001